COMMERCIAL LEASE

               THIS COMMERCIAL LEASE /AGREEMENT (hereinafter "Lease") is made this _____day of December, 2003, by and between HERRIG ENTERPRISES, L.L.C., ("Landlord"), whose mailing address is 7560 Commerce Court, Sarasota, Florida 34243, and CARBIZ USA INC., a Florida corporation, whose mailing address is 7560 Commerce Court, Sarasota, Florida 34243 ("Tenant"). The parties agree as follows:

               1.       PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord that certain real property located at 7405 North Tamiami Trail, Sarasota, FL 34243, Manatee County, Florida, and legally described as Lots 28, 29 and 30, Whitfield Estates, as per plat thereof recorded in Plat Book 4, Page 48 of the Public Records of Manatee County, Florida (the "Premises").

               2.      CONDITION PRECEDENT. This Lease shall be strictly conditioned on Landlord's acquiring legal title to the Premises within ninety (90) days from the date of execution hereof. Accordingly, as of the Effective Date (defined below), Landlord shall have legal title and full authority to enter into this Lease. If Landlord is unable to acquire legal title to the Premises, regardless of the reason for such inability, upon delivery of written notice thereof to Tenant, this Lease shall be null and void.

               3.      TERM. At Landlord's sole expense, Landlord shall complete or cause the completion of those improvement, addition and renovation items described more fully on Exhibit "A" to this Lease in a good and workmanlike manner (the "Buildout"). The term of this Lease and Tenant's obligation to pay rent shall commence as of the date Landlord delivers to Tenant full possession of the Premises in broom clean condition with the Buildout completed, with all building systems (including, without limitation, HVAC, electrical and plumbing) in good and working condition, together with a copy of the final certificate of occupancy therefor (the "Effective Date"). The Lease term shall be for a period of five (5) years, beginning on the Effective Date (hereinafter, the "Original Term").

               4.      RENT. Tenant shall pay Landlord annual rent of $75,000.00, plus applicable sales taxes, which shall be paid in monthly installments of $6,250.00, plus applicable sales taxes imposed by the State of Florida, in advance on the first day of each month, without demand and without set off or deduction of any kind, commencing on the Effective Date. During the Original

Term, the rent shall increase by one percent (1%) on the second annual anniversary of the Effective Date and then two percent (2%) on each annual anniversary of the Effective Date thereafter. Unless otherwise designated by Landlord, rent shall be made payable to Landlord and be delivered to Landlord at Landlord's address first set forth above, or at such other place as the Landlord may designate from time to time. Rent shall be delivered by hand delivery, overnight courier or first class U.S. Mail. If rent is sent by first class U.S. mail, there shall be a presumption that Landlord received it three business days after the postmark by the U.S. Post Office, provided that the envelope in which it was sent was properly addressed with the proper postage prepaid.

               5.      ADVANCED RENT. [Intentionally Omitted]

               6.      OPTION TO EXTEND TERM. Provided Tenant is not in default of any of Tenant's obligations hereunder, Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years, (hereinafter the "Option Term"), by providing Landlord with written notice of Tenant's exercise of each such option no less than four (4) months prior to the expiration of the Original Term. Rent during the Option Term shall also increase by an amount to be agreed upon by the parties.

               7.      QUIET POSSESSION. Landlord shall, on the commencement date of the Original Term, place Tenant in quiet possession of the Premises and shall secure the Tenant in the quiet possession thereof against all persons lawfully claiming possession while this Lease is in effect.

               8.      USE. The Premises are to be used exclusively for general office purposes, (hereinafter the "Permitted Uses"), and no other purposes. Tenant may not use the Premises or permit the Premises to be used for any unlawful purpose or in any manner that violates any applicable codes, ordinances or regulations of any governmental agencies having jurisdiction thereof. If Tenant uses the Premises for any purposes other than the Permitted Uses without Landlord's prior written consent, Landlord shall have the option to terminate this Lease or exercise any other remedies available under this Lease or under applicable law.

               9.      CONDITION OF PREMISES. Subject to any exceptions contained in this Lease, Tenant accepts the Premises "AS IS". Tenant acknowledges that prior to executing this Lease, Tenant has had ample opportunity to examine the Premises, has thoroughly examined and inspected the Premises, including the building and grounds that comprise the Premises, and acknowledges that the Premises are in good order, repair, and in a safe, clean, and tenantable condition, and acceptable for the Permitted Uses. Tenant further acknowledges that there is adequate parking on, or in the vicinity of, the Premises for the Permitted Uses.

               10.      SIGNAGE. Tenant, at Tenant's sole expense, may erect or place on or about the Premises any signage desired by Tenant, subject however, to the following conditions:

                              (a)      Any and all signage installed or erected shall be done so in compliance with all applicable laws, codes, ordinances and governmental regulations relating thereto, including but not limited to those related to location and size, and Tenant will discharge, at Tenant's expense, any violations related thereto.

                              (b)      The structural integrity of the Premises shall not be adversely affected.

                              (c)      The proper functioning of any of the mechanical, electrical, sanitary or other systems of the building shall not be adversely affected.

                              (d)      Before installing any signage or erecting any structures in connection therewith, Tenant, at Tenant's expense, will procure any and all necessary governmental permits.

                              (e)      Tenant will provide Landlord with certificates of insurance verifying that all laborers performing work at the Premises are covered by workmen's compensation insurance and general liability insurance.

                              (f)      Upon termination of this Lease, other than termination in connection with Landlord's breach of this Lease, condemnation or damage or destruction as a result of one or more circumstances or events not within Tenant's control, Landlord shall have the option to require Tenant, at Tenant's expense, to promptly remove any or all signage installed or erected, and, to the extent that it was damaged by the signage or its removal, to restore that portion of the Premises from which the signage was removed to the same condition as existed before such signage was installed, excepting reasonable wear and tear and alterations approved by Landlord following such installation.

                              (g)      Upon termination of this Lease, regardless of reason, Landlord shall have the option to retain any poles or housing installed by Tenant in connection with the signage installed.

                              (h)      Tenant shall indemnify and hold Landlord harmless from and against any and all liability, damages, expenses, fees, penalties, actions, causes of action, suits, costs, claims or judgments arising, either directly or indirectly, as a result of injury to persons or property occasioned or resulting from Tenant's signage, or arising out of Tenant's breach of any provisions relating to signage.

               11.      SECURITY DEPOSIT. Upon the Effective Date, Tenant shall authorize Landlord's transfer of that amount currently held as a security deposit by Landlord under the Existing Lease (defined below) to act as a security deposit under this Lease. As of the date the parties entered into this Lease, that sum is $5,061.64, Landlord confirms that it is in possession of this sum under the Existing Lease and agrees that, upon Tenant's authorization to transfer the sum to act as security deposit under this Lease, Landlord shall hold it as "security" for damages to the Premises and for the faithful performance by Tenant of the terms hereof. In addition to the amount transferred from the Existing Lease, upon execution of this Lease Tenant shall also deposit with Landlord as additional security, the sum of $1,625.86, thereby making the total security deposit $6,687.50. Further, on or before January 19, 2004, Tenant shall also deposit with Landlord as additional security, the additional sum of $13,375.00, thereby making the total security deposit $20,062.50. Landlord shall not be obligated to hold the security deposit in an interest bearing account, Tenant shall not be entitled to interest on such deposit, and the security deposit may be commingled with Landlord's other funds. No later than thirty (30) days after Tenant's surrender of the Premises at the expiration or earlier termination of this Lease or otherwise, the security deposit (subject to deductions, if any, previously made throughout the Lease term by Landlord as a result of Tenant's failure to comply with the terms of this Lease) shall be returned to Tenant, without interest, provided that Tenant is not in breach of the terms of this Lease at the time this Lease expires or is terminated. The security deposit may not be applied to rent without Landlord's written consent.

               12.      LATE PAYMENTS. If rent or any other sums due to be paid by Tenant are not received by Landlord within ten (10) calendar days of their due date, (the "Grace Period"), then Tenant shall pay a late charge equal to ten percent (10%) of the rent or other amounts past due, or one-hundred dollars

($100.00), whichever is greater, in order to offset any administrative and other expenses incurred by Landlord as a result of Tenant's failure to timely pay rent. Late charges may only be waived by Landlord in writing, and Landlord's acceptance of rent after its due date shall not constitute a waiver by Landlord of Landlord's right to subsequently demand and collect late charges. If Tenant delivers rent by first class U.S. mail, there shall be a presumption that Landlord received it no earlier than three (3) business days after the postmark by the U.S. Post Office, provided that the envelope in which it was sent was properly addressed with the proper postage prepaid. Tenant acknowledges that Tenant shall be exclusively responsible for rental payments that are lost in the mail or misdelivered by the U.S. Postal Service.

               13.      RETURNED CHECKS. If any check of Tenant is dishonored for any reason, Tenant shall be responsible for a bad check fee of $35.00, or such other fee as is authorized by Florida law, whichever is greater. Landlord has no duty to redeposit or resubmit dishonored checks, and Landlord may demand that all subsequent payments be paid in cash or certified funds. In addition, the rental payment associated with a dishonored check shall be deemed received by Landlord only at such time as when the check is subsequently honored or when the Tenant replaces the check with cash or certified funds.

               14.      REAL PROPERTY TAXES. As additional rent, Tenant shall reimburse Landlord for all ad valorem real property taxes assessed against the Premises, including without limitation, those real property taxes assessed under Manatee County tax account numbers 6762100003 and 6762000005. Tenant shall discharge such obligation by paying Landlord, on a monthly basis, an amount equal to 1/12 of the undiscounted ad valorem real property taxes assessed against the Premises for the most recent tax year, together with applicable sales taxes imposed by the State of Florida. Such amounts shall be due and payable at the same time as other monthly rental payments due under this Lease. Upon Landlord's receipt of the actual tax bills or assessments for the Premises, Tenant shall immediately pay any deficiency for any underpayment or receive a credit for any overpayment related to prior monthly payments, upon Landlord's notice to Tenant thereof. Such adjustments shall be based on the discounted tax amount for real property taxes and Tenant's responsibility therefore shall be based only on the portion of the tax year for which this Lease is in effect.

               15.      PERSONAL PROPERTY TAXES. Tenant shall be responsible for any and all ad valorem personal property taxes assessed against all fixtures, equipment and personal property located or placed on the Premises.

               16.      UTILITIES. Tenant shall make arrangements for and be responsible for the payment for all utilities required by Tenant in conjunction with Tenant's occupancy and use of the Premises, including without limitation, electricity, water, sewer, garbage disposal and telephone service.

               17.      PERSONAL PROPERTY. Tenant agrees that any personal property brought into the Premises is done so at Tenant's expense and risk. At the expiration of this Lease, provided this Lease goes to term and Tenant is not in default of any of its obligations hereunder, Tenant shall be entitled to remove Tenant's personal effects, books or records related to Tenant's business operations, and all equipment, furniture, and personal property belonging to Tenant. Fixtures, equipment and other items which cannot be removed without damaging the Premises may be removed, but Tenant shall be required to repair all damage to the Premises caused by such removal and to restore the Premises to the condition they were in prior to the installation of the property so removed, excepting reasonable wear and tear, and condemnation and uninsured damage or destruction as a result of one or more circumstances or events not within Tenant's control and alterations approved by Landlord prior to such installation.

               18.      MAINTENANCE AND REPAIR. During the term of this Lease and any renewal hereof, Tenant will, at Tenant's sole expense, keep and maintain all areas of the Premises in a sanitary condition, in compliance with all applicable laws, and in good order and repair, reasonable wear and tear excepted. Landlord shall be responsible only for repairs and maintenance to the roof, foundation, and structural elements of the Premises, provided however, that Tenant shall reimburse Landlord for the expense thereof if the need for maintenance, repair or replacement is the direct result of damage caused by the negligent or intentional acts of Tenant. Otherwise, Tenant shall be responsible for any and all other maintenance associated with the Premises, whether routine or non-routine in nature, including without limitation, any necessary maintenance or repair of the plumbing, electrical, cooling and heating systems. However, Tenant shall be responsible only for that amortized portion of the cost of any item that must be replaced based upon the useful life of that item, as determined by reference to guidelines published by the United States Internal Revenue Service ("IRS") and any IRS-rendered formal advisory tax opinions, final judicial decisions of tax courts and IRS regulations, and Tenant's payment of any such amount shall be amortized over that portion of the

Lease term (including the term related to any exercised or unexercised extension options) remaining at the time of replacement. As a condition of Tenant's obligation to pay any portion of such expenditures, Tenant shall have the right to request reasonable documentation of all expenses incurred by Landlord for which Landlord is to be reimbursed in whole or in part. Tenant also agrees to secure a service contract for the maintenance of the cooling and heating systems. Tenant shall promptly notify Landlord of any need for repairs or maintenance for which Landlord is responsible. In the event Tenant fails to comply with its maintenance and repair obligations as set forth in this paragraph, then Landlord may, but shall not be obligated to, perform any such maintenance or repairs, in which case Tenant shall reimburse Landlord for the cost of such maintenance or repair immediately upon demand therefor by Landlord.

               19.      LANDSCAPING. Tenant, at Tenant's expense, shall be responsible for mowing the lawn and reasonably maintaining the landscaping located on or around the Premises. Without limitation, Tenant shall also be responsible for trimming all existing trees, bushes and shrubs, but may not remove any trees, bushes or shrubs without Landlord's prior written consent.

               20.      PARKING. Tenant, at Tenant's expense, shall be responsible for all routine maintenance and repair to the sidewalks, walkways and parking areas, located on or around the Premises other than parking lot resurfacing or repaving, which shall be the sole obligation of Landlord.

               21.      NO LIABILITY. Landlord shall not be liable for any losses or damages, whether direct, incidental or consequential, incurred by Tenant due to the operational failure of the heating, cooling, roof, plumbing or other systems located on the Premises, or for any interruption of Tenant's business operations, regardless of the cause of such interruption, including but not limited to interruptions caused by necessary repairs, maintenance or replacement of any such systems, provided however, that Landlord shall not be relieved of liability for damages caused as a proximate result of Landlord's failure to meet any of its maintenance obligations after having been given written notice thereof by Tenant and a reasonable opportunity to perform such obligations.

               22.      WASTE AND NUISANCE. Tenant shall not commit, or suffer to be committed, any waste on the Premises, nor shall Tenant maintain, commit, or permit the maintenance or commission of any nuisance on the Premises or use the Premises for any unlawful purpose. Tenant also covenants to use the Premises and operate

Tenant's business in compliance with all local, state or federal laws, and Tenant agrees to maintain the Premises consistent therewith.

               23.      ALTERATIONS AND IMPROVEMENTS. Tenant shall not alter or improve the Premises without the prior written consent of Landlord, provided, however, that Tenant shall be permitted to reasonably decorate the interior of the Premises, to include, without limitation, installing or attaching to the Premises artwork and other ordinary wall decor, such as, again, without limitation, pictures, maps, white boards, bulletin boards, interior signage, educational diplomas and the like. Before making any alterations or improvements, Tenant will submit to Landlord plans and specifications setting forth in detail any proposed alterations, improvements, and work to be performed. Landlord's approval of Tenant's plans shall not, unless expressly set forth therein, be deemed to create any obligation on the part of the Landlord to do any work, to pay for the cost of any work or materials, or to authorize Tenant to make any other alterations in or about the Premises. In the event consent is given by Landlord, and unless otherwise specified by Landlord in writing, any and all alterations, additions, improvements, and fixtures made or placed in or on the Premises shall be made at Tenant's sole expense, and upon the natural expiration or sooner termination of this Lease, shall belong to Landlord without compensation to Tenant. In the alternative, Landlord shall have the option to require Tenant, at Tenant's expense, to promptly remove any or all of such alterations, additions, improvements, and fixtures and to restore the Premises to the same condition as existed before such alterations, additions, improvements, and fixtures were installed or made, excepting reasonable wear and tear, condemnation and uninsured damage or destruction as a result of one or more circumstances or events not within Tenant's control. In all cases, any alterations, additions, improvements, and fixtures shall be installed or made subject to the following conditions:

(a)      The outside appearance and structural integrity of the Premises shall not be adversely affected.

(b)      The proper functioning of any of the mechanical, electrical, sanitary or other systems of the building shall not be adversely affected.

(c)      Before making any alterations or improvements, Tenant, at Tenant's expense, will procure any and all necessary governmental permits.

(d)      Tenant will provide Landlord with certificates of insurance verifying that all laborers performing work at the Premises are covered by workmen's compensation insurance and general liability insurance.

(e)      All alterations or improvements shall be made in compliance with applicable laws and requirements of public authorities, and Tenant will discharge, at Tenant's expense, any violations related thereto.

(f)      Tenant shall indemnify and hold Landlord harmless from and against any and all liability, damages, expenses, fees, penalties, actions, causes of action, suits, costs, claims or judgments arising, either directly or indirectly, as a result of injury to persons or property occasioned or resulting from Tenant's alterations or improvements.

               24.      BUILD-OUT. Landlord agrees to effect the Buildout of the Premises in order to make the Premises more suitable for Tenant's business operations. In connection therewith, Landlord agrees to pay for such improvements or renovations to the Premises, and notwithstanding anything to the contrary in this Lease, Landlord will not require Tenant to restore any portion of the Premises to its condition prior to such Buildout.

               25.      CONSTRUCTION LIENS. Tenant shall not permit any liens to be attached to any interest in the Premises for labor, services or materials furnished thereto pursuant to a contract with Tenant. In the event any liens are filed, Tenant, at Tenant's sole expense, shall discharge same within thirty (30) days thereafter by making payment or by filing a bond as required by law. Without limitation of the foregoing, if Tenant fails to discharge any liens filed, Landlord may transfer such liens to a bond posted by Landlord pursuant to the provisions of Chapter 713, Florida Statutes, and recover from Tenant all costs - of such bond. Notwithstanding anything contained herein to the contrary, in accordance with Florida Statutes, section 713.10, the interest of Landlord shall not be subject to liens for improvements made by Tenant. If Tenant makes any improvements to the Premises, before such improvements are made, Tenant shall notify all contractors making improvements, as well as any other suppliers of goods, labor, or services, of the provisions of this Lease related to liens.

               26.      INSURANCE. Prior to taking possession of the Premises and at all times while this Lease is in effect, Tenant shall secure and agrees to maintain policies of insurance that provide the following insurance coverages from an insurance company or companies duly licensed to sell insurance in the State of Florida reasonably acceptable to Landlord:

(a)      Liability insurance in the amount of $2,000,000 aggregate coverage limitation, with a per occurrence coverage limitation of $1,000,000 for loss from an accident resulting in bodily injury to or death of persons, and a coverage limitation of $1,000,000 for loss from an accident resulting in damage to or destruction of property; and

(b)      Contents coverage in an amount adequate to cover the full replacement cost of all of the assets, fixtures, goods, wares, merchandise and other personal property brought onto the Premises by Tenant. Such coverage shall also include a waiver of any rights of subrogation Tenant may have against Landlord.

(c)      Workers' compensation insurance, as required by governing law, covering any and all employees of Tenant.

On each policy of insurance required to be maintained by Tenant, with the exception of Tenant's workers' compensation policy, Landlord shall be named as an additional insured. Immediately upon securing the above coverages, Tenant shall furnish Landlord with a certificate of insurance, which shall state that insurance coverage may not be canceled or materially altered without at least thirty (30) days written notice to Landlord. If Tenant fails to secure or maintain the required insurance coverages, Landlord may, but shall have no obligation to, secure such insurance in Tenant's name or as the agent of Tenant and may charge the cost of same to Tenant as additional rent, which shall be due and payable immediately upon Tenant's receipt of notice of same being due and payable.

As additional rent, Tenant shall also reimburse Landlord for the cost of fire, hazard, and extended casualty coverage insurance for the Premises in an amount not less than one hundred percent (100%) of the replacement cost of the Premises and other improvements on the Premises, provided that insurance in that percentage can be obtained, and, if not, then to the highest percentage that can be obtained less than the said one hundred percent. Such reimbursement shall be made by Tenant within ten (10) days of Landlord providing Tenant with an invoice or statement related thereto. In the event any period of such insurance coverage exceeds the term of this Lease (or any extension hereof), then Tenant shall only be obligated to reimburse Landlord for the pro rata share of such insurance that relates to the period in which this Lease is in effect. If, prior to the date Landlord binds such fire, hazard, and extended casualty insurance coverage, or the date 30 days prior to the scheduled renewal date of such insurance policies obtained by Landlord, whichever is earlier, Tenant furnishes Landlord with a bona fide quote for such insurance coverage, for the same coverage limits obtained by Landlord and from a carrier comparably rated to the carrier selected by Landlord, and such quote is more than 10% less than the cost of insurance secured by Landlord, then Tenant shall only be obligated to reimburse Landlord based on the cost of Tenant's quote.

               27.      DANGEROUS MATERIALS. Tenant shall not keep or have on the Premises any article or thing of a dangerous, inflammable, or explosive character in quantities prohibited by law.

               28.      DESTRUCTION TO PREMISES. If the Premises are damaged or destroyed by fire, flood, or other casualty, Tenant shall give immediate written notice thereof to Landlord. If such destruction or damage renders the Premises wholly untenantable and the Premises cannot be restored to substantially the same condition as they were in prior to the damage or destruction within 120 days of the damage or destruction, Landlord shall have the option to either terminate this Lease or to rebuild or repair the Premises to substantially the same condition in which they existed prior to such damage, and Landlord shall notify Tenant of its decision regarding restoration within thirty (30) days following such damage or destruction. In the event that the Premises cannot be restored to the same condition in which they existed prior to such damage within 120 days, and Landlord elects not to terminate the Lease, Tenant shall have the option to terminate the Lease. In any event, if the Premises are rendered wholly untenantable as a result of fire, flood or other casualty or as a result of Landlord's breach of its obligations under this Lease, rent and all other charges due from Tenant to Landlord shall abate as of the date of such destruction and shall resume upon restoration and delivery of the Premises to Tenant. If such destruction or damage renders the Premises partially untenantable, or wholly untenantable and the Premises can be restored to substantially the same condition as they were in prior to the damage or destruction within 120 days of the damage or destruction, then Landlord shall rebuild or repair the Premises to substantially the same condition in which they existed prior to such damage. The rent payable to Landlord during any period where the Premises are partially untenantable shall be adjusted equitably as of the date of such damage or destruction. Notwithstanding anything herein to contrary, Landlord shall not be obligated to rebuild or restore the

Premises, and Tenant shall not be entitled to any abatement of rent if the damage or destruction to the Premises is caused by the willful act or uninsured negligence of Tenant, its agents, invitees or servants. Further, Landlord shall not be required to rebuild or repair the Premises if the casualty causing the damage or destruction to the Premises occurs during the final four (4) months of the Lease and Tenant has not previously exercised Tenant's right, if any, to extend the then existing term of this Lease.

               29.      CONDEMNATION. If during the term of this Lease, the Premises are wholly taken for any public or quasi-public use under any law, ordinance, or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective as of the date of the taking of the Premises by the condemning authority. If during the term of this Lease, the Premises are partially taken for any public or quasi-public use under any law, ordinance, or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, Landlord shall have the option to terminate this Lease, to equitably abate the rent for the portion of the Premises that was taken, or to restore or reconstruct the Premises if such restoration and reconstruction shall make the Premises reasonably tenantable and suitable for the uses for which they were leased. In any event, if reasonable access to the building located on the Premises or more than twenty-five percent (25%) of associated parking is taken, rent shall abate as of the date of such taking, and Landlord and Tenant shall both have the right to terminate this Lease as of the date of the taking. Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump-sum awards as may be allocated to their respective interests in any condemnation proceedings.

               30.      INDEMNITY REGARDING USE OF PREMISES. Tenant agrees to indemnify, hold harmless and defend Landlord from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which Landlord may suffer or incur as a proximate result of Tenant's use of the Premises; Tenant's failure to maintain or make repairs to the Premises; any alterations, improvements or repairs made to or on the Premises by Tenant, and; any actions of Tenant, Tenant's business invitees or guests. Landlord shall not be liable for any damage or injury to Tenant, or any other person, or for any property damage occurring on the Premises, or any part thereof unless such damage is the proximate result of an unlawful or intentional act of Landlord, provided however, that Landlord shall not be relieved of liability for damages caused as a proximate result of Landlord's failure to meet any of its maintenance obligations after having been given written notice thereof by Tenant and a reasonable opportunity to perform such obligations.

               31.      ADDITIONAL RENT. Any and all amounts due and payable by Tenant under this Lease, including but not limited to sales taxes, late fees, bad check charges, and interest, shall be deemed and considered additional rent.

               32.      EXCUSE. Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by any acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of the Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

               33.      DEFAULT. If Tenant defaults in the payment of any installment of rent or of any other sum due to Landlord, and such default continues for a period of ten (10) days after the due date, or Grace Period if applicable, the amounts past due, plus any applicable late or other charges in connection therewith, shall bear interest at the rate of eighteen percent (18%) per annum. Similarly, all other sums which may become due to Landlord from Tenant under the terms of this Lease, or which are paid by Landlord because of Tenant's failure to perform Tenant's obligations hereunder, shall also bear interest at the rate of eighteen percent (18%) per annum from the due date until paid, or, in the case of sums paid by Landlord because of Tenant's default hereunder, from the date such payments are made by Landlord until the date Landlord is reimbursed by Tenant therefor. Upon Tenant's defaults on any of Tenant's obligations under this Lease, Tenant shall be given a written notice setting forth such default. Tenant shall have three (3) days to cure any default if the default is related to the non-payment of rent or any other sums due hereunder, and twenty (20) days to cure any default that is non-monetary or is related to Tenant's other obligations under this Lease, provided that if the nature of such default is that it cannot be cured within twenty (20) days, Tenant shall have a reasonable time to effect such cure under the circumstances. Upon Tenant's failure to cure any default within the time required by this Lease after having been given proper notice thereof, or in the event that any other person or entity other than Tenant shall secure possession of the Premises or any part thereof by reason of any receivership, bankruptcy proceedings, or other operation of law in any manner whatsoever, Landlord may, at Landlord's option:

(a)      Declare this Lease to be terminated without further notice to Tenant, and immediately retake possession of the Premises and remove all persons and property therefrom, without being deemed guilty of any manner of trespass, and sue Tenant for all damages incurred as a result of Tenant's default, including all rent due or to become due; or

(b)      Retake possession of the Premises for the account of Tenant, and relet the Premises or any portion thereof for all or any part of the remainder of then remaining term, to a party satisfactory to Landlord, and at such monthly rental as Landlord may with reasonable diligence be able to secure and on any such terms and conditions as Landlord shall deem advisable, in which event the rents received by Landlord from reletting shall be applied first to the payment of such expenses incurred by Landlord in reentering and reletting the Premises, and then to the payment of rent due and to become due under this Lease, and the balance, if any, shall be paid over to Tenant, who shall remain liable for any deficiency; or

(c)      Landlord may stand by and do nothing and shall have the right to sue Tenant as each installment of rent becomes due; or

(d)      Accelerate the balance of installments of rent due and immediately sue Tenant for same.

In addition to any other loss or damage that Landlord sustains because of Tenant's default, Tenant shall also pay any and all costs and expenses incurred by Landlord as a result of Tenant's breach, including reasonable attorney fees and costs incurred in connection with enforcing or construing this Lease, regardless of whether or not suit is initiated. Similarly, in the event that Tenant sustains any loss or damage because of Landlord's default, Landlord shall pay any and all costs and expenses incurred by Tenant as a result of Landlord's breach, including reasonable attorney fees and costs incurred in connection with enforcing or construing this Lease, regardless of whether or not suit is initiated. In addition to any other remedies set forth in this Lease, Landlord shall also be entitled to any remedies available to Landlord pursuant to F.S. 83.08, et. seq.

               34.      WAIVER OF DEFAULT. In the event either party defaults or breaches any term, condition, or covenant of this Lease, the non-breaching party's failure to insist or demand strict performance or observance thereof in any particular instance or instances, or the non-breaching party's failure to exercise any remedy or option conferred upon Landlord as a result of such default, shall not operate or be construed as a waiver or limitation by the non-breaching party of such party's right to subsequently enforce such term, condition, or covenant, or of such party's right to subsequently exercise any such remedy or option related thereto.

               35.      CUMULATIVE RIGHTS. All rights and remedies of each party under this Lease, at law and in equity shall be cumulative, and a party's exercise or election of any right or remedy shall not exclude or waive any other right or remedy at law or equity. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefore arises.

               36.      HOLDOVER BY TENANT. If Tenant remains in possession of the Premises without the consent of the Landlord after the natural expiration or sooner termination of this Lease, then Tenant shall be deemed a Tenant at sufferance and be liable to Landlord for one hundred fifty percent (150%) rent during any holdover period.

               37.      ABANDONMENT. If at any time during the term of this Lease Tenant abandons the Premises or any part thereof, and provided that Tenant is either not fulfilling its maintenance or its payment obligations under this Lease, Landlord may, at Landlord's option, enter the Premises by any means without being liable for any prosecution therefor and without becoming liable to Tenant for damages or for any payment of any kind whatever, and may, at Landlord's discretion, as agent for Tenant, relet the Premises or any part thereof for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such reletting, and at Landlord's option, may hold Tenant liable for any difference between the rent that would have been payable under this Lease during the balance of the unexpired term if this Lease had continued in force and the net rent for such period realized by Landlord by means of such reletting. If Landlord's right of re-entry is exercised following abandonment of the premises by Tenant, then the Landlord may consider any personal property belonging to the Tenant and left on the premises to have also been abandoned, in which case Landlord may dispose of all such personal property in any manner Landlord shall deem proper and Landlord shall not incur any liability for doing so. Landlord may also sell any such property belonging to Tenant, on Tenant's account, to pay for any deficiency in amounts owed pursuant to this Lease. In the event Landlord sells or otherwise disposes of Tenant's personal property in accordance with this paragraph, Landlord shall not be relieved of any liability to third parties having an interest in such personal property if Landlord has actual or constructive notice of such interest prior to disposition.

               38.      RULES AND REGULATIONS. Tenant agrees that Tenant, its employees, agents, and invitees will abide by all reasonable rules and regulations from time to time established by Landlord by written notice to Tenant. The initial copy of such rules and regulations are attached hereto as Exhibit "B", but Tenant acknowledges that such rules and regulations are subject to change and agrees to abide by such changes, provided that they are reasonable under the circumstances and do not proscribe or materially interfere with Tenant's use of the Premises.

               39.      SUBORDINATION OF LEASE. Tenant agrees that this Lease is and at all times shall be subject and subordinate to the lien of any mortgage now or hereafter encumbering the Premises, or the land or building of which the Premises constitutes a part. Tenant agrees to execute, acknowledge, and deliver free of charge any reasonable and truthful instrument of subordination required or requested by Landlord or any mortgagee of Landlord, and a signed writing acknowledging the status of this Lease. Upon the transfer of any or all of Landlord's interest in this Lease or the Premises, or both, regardless of whether such transfer is characterized as voluntary or by operation of law, conditional or unconditional, absolute or as security for performance of an obligation, Tenant agrees to promptly execute, acknowledge and deliver to such transferee such reasonable estoppels, attornment agreements and similar items as such transferee may require. Upon the absolute transfer of the Premises to any party assuming Landlord's obligations hereunder, the person or entity executing this Lease as Landlord shall thereupon be relieved of any and all further obligations to Tenant hereunder.

               40.      RECORDABILITY. This Lease, or any copies hereof, may not be recorded without Landlord's prior written consent.

               41.      TRANSFER OF LANDLORD'S INTEREST. The term "Landlord" as used in this Lease shall denote only the owner for the time being or mortgagee in possession for the time being of the Premises. In the event the Premises are sold, each time the Premises are sold the selling Landlord shall be relieved of all obligations and liability under this Lease except for those obligations or liabilities for which Tenant has previously asserted a claim or demand for to Landlord in writing.

               42.      FINANCIAL STATEMENTS. Upon Landlord's request, of if requested by Landlord's mortgagee or prospective lender, Tenant shall prepare and furnish to Landlord an income statement for Tenant's most recent fiscal year and balance sheet effective as of the end of such fiscal year. Such statements shall be provided within 10 days of Landlord's request, or within four (4) months after the end of such fiscal year, whichever is later.

               43.      ASSIGNABILITY/SUBLETTING. Tenant may not assign, sublease or transfer any interest in this Lease or privilege pertinent thereto without the prior written consent of Landlord, which shall not be unreasonably withheld. Further, any consent to an assignment shall not release Tenant without Landlord's written consent. In the event Tenant requests Landlord to approve an assignment, sublease or transfer, Tenant shall reimburse Landlord the reasonable costs in determining the proposed assignee's, sublessee's or transferee's acceptability, together with reasonable attorney fees related thereto, which reimbursement shall be a condition of approval.

               44.      INSPECTION AND ACCESS TO PREMISES. Landlord and Landlord's agents shall have the right upon reasonable notice to Tenant and at all reasonable times while Tenant is in possession of the Premises, to enter upon the Premises for the purpose of inspecting the Premises, preventing waste, and making such repairs as Landlord may reasonably consider necessary (but without any obligation to do so except as expressly provided for herein), and showing the Premises to prospective buyers, mortgagees, or tenants. Landlord's notice to Tenant prior to entering the Premises shall not be required in the event of an emergency. Landlord shall also have the right to post "for sale" or "for rent" signs on the Premises during the final six months of the Lease. In addition, Tenant shall allow Landlord to enter upon the Premises upon reasonable notice and at all reasonable times for the purpose of installing or servicing electrical wiring, telephone cables, water and sewer lines, or other similar transmission lines, which cross the Premises or may otherwise be used to render service to any adjoining property owned or subsequently acquired by Landlord. Landlord will use and will cause those entering the Premises to perform such inspections to use reasonable efforts not to materially disrupt or interfere with Tenant's operations at the Premises.

               45.      SURRENDER UPON TERMINATION. Tenant agrees to, and shall, upon the natural expiration or sooner termination of this Lease, promptly surrender and deliver the Premises to Landlord without demand therefor in good condition, excepting ordinary wear and tear, condemnation or uninsured damage or destruction as a result of one or more circumstances or events not within Tenant's control.

               46.      RADON. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon "and radon testing may be obtained from your County Public Health Unit.

               47.      SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

               48.      CONSTRUCTION. Both parties acknowledge that they participated in the negotiation and drafting of this Lease, and therefore, any terms hereof shall not be construed against either party by virtue of either party having drafted the provision being construed.

               49.      ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties and supersedes any prior understandings or written or oral agreements between the parties pertaining to the subject matter of this Lease. There are no other promises or conditions between the parties in any other agreement, whether oral or written. This Lease may be modified or amended only by a written instrument executed by both parties. No amendment, modification, or alteration of the terms of this Lease shall be binding unless it is in writing, dated subsequent to the date hereof, and duly executed by the parties to this Lease.

               50.      EXISTING LEASE VOIDED. As of the Effective Date, (unless an alternate date is mutually agreed upon by the parties in writing prior to such time), that certain Lease Agreement between the parties dated July 1, 2001, related to the real property described as Lots 1-9, University Park of Commerce, Section One, as per plat thereof recorded in Plat Book 23, Pages 185 thru 188, of the Public Records of Manatee County, Florida

(the "Existing Lease"), shall terminate automatically without further action by the parties.

               51.      GOVERNING LAW. This Lease shall be construed in accordance with the laws of the state of Florida and venue of any proceeding shall be in Manatee County, Florida.

               52.      ATTORNEY FEES. In the event either party breaches any of the terms of this Lease and the non-breaching party employs an attorney to collect any sums due or to protect or enforce such non-breaching party's rights hereunder, regardless of whether formal legal proceedings are commenced, the non-breaching party shall be entitled to recover reasonable attorney's fees so incurred -and, in the event that Landlord is the non-breaching party, such fees may be demanded as additional rent. If litigation between the parties arises out of this Lease or the tenancy created herein, the prevailing party in such litigation shall be entitled to recover all costs incurred, including but not limited to, costs involved in collection, court costs, and attorney fees at all stages of all proceedings, including bankruptcy and appeal.

               53.      NOTICES. All notices provided to be given under this Agreement shall be hand delivered, sent by overnight courier, or sent by certified mail return receipt requested, addressed to Tenant at the Premises, and to Landlord at Landlord's address first set forth above. Either party may change such addresses from time to time by providing written notice to the other party in accordance with the provisions hereof.

               54.      CONFIDENTIALITY. Landlord agrees to keep all nonpublic information concerning Tenant that Landlord might directly or indirectly acquire in connection with this Lease or the relationship of the parties, including, without limitation, information related to Tenant's operations, its business strategies, its financial details or circumstances, its directors, officers or its personnel, in the strictest confidence and not to disclose any portion of such information other than as required to comply with a subpoena, and then, only to the extent necessary in the opinion of Landlord's counsel, expressed in writing, to effect compliance. This Lease is entered by the parties as of the day and year first written above.

"Landlord"	"Tenant"

HERRIG ENTERPRISES, L.L.C.		CARBIX USA INC.

By:	/s/ Steven F. Herrig	By:	/s/ Carl Ritter
Steven F. Herrig			Carl Ritter
Title:	CEO		Chief Executive Officer

Exhibit A

Build-Out Requirements

               1. The interior of the Premises will be reconfigured in accordance with those certain building plans prepared by The ADP Group dated ______, 2003, (the "Initial Plans"). In the event the Initial Plans are modified prior to the Commencement of construction, then Landlord will perform the Buildout in accordance with any modified plans, provided however, that (a) any modified plans will be in substantial conformity with the Initial Plans, and; (b) the cost of construction as called for by any modified plans shall not exceed 105% of the cost of construction as called for by the Initial Plans.

               2. All interior walls will be painted.

               3. New commercial grade carpet will be installed in all areas other than those that are currently tiled, such as the kitchen and bathrooms.

               4. Ceiling tiles will be replaced as needed.

               5. Any changes specified in the Initial Plans related to compliance with current building codes. (Tenant represents that no changes other than those set forth in the Initial Plans are required to meet current building codes.)

               6. Electrical service will be modified as needed to provide adequate power to offices and server room.

               7. Network and phone wiring will be provided as specified in the Initial Plans.

               8. Landlord will perform changes to the driveway and the exterior portion of the Premises as specified in the Initial Plans.

               9. Landlord will construct an outside patio with canopy as specified in the Initial Plans.

               10. Landlord will remove the concrete lattice, paint the exterior of the building and install canopies as specified in the Initial Plans.

Exhibit B

RULES AND REGULATIONS